UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 29, 2013, Arista Power, Inc. (the “Company”) amended its Loan Agreement, dated September 4, 2012, with TMK-ENT, Inc. (the “Lender”), as amended on November 13, 2012 and December 21, 2012, to extend the maturity date of the working capital revolving line of credit for the Company from December 21, 2013 to December 21, 2014 (the “Third Amended Loan Agreement”).  Advances under the Third Amended Loan Agreement, which will be evidenced by a committed revolving credit note , bear interest at 10% per year, payable annually.  All borrowings under the Third Amended Loan Agreement are due and payable on December 21, 2014.

The foregoing description of the Third Amended Loan Agreement and the transactions completed in connection therewith, do not purport to be complete and are qualified in their entirety by the full text of such agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

	By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer
Dated: May 30, 2013

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